UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2017, the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) appointed Blake Wise as the Chief Executive Officer of the Company, effective January 1, 2018.  Mr. Wise will replace Kenneth J. Hillan, M.B., Ch.B., whom the Board appointed President, R&D and President of Achaogen, effective January 1, 2018. Mr. Wise currently serves as the Company’s President and Chief Operating Officer.  The Board also appointed Mr. Wise as a member of the Board, effective January 1, 2018.  Mr. Wise was appointed as a Class III director, with an initial term expiring at the Company’s annual meeting of stockholders to be held in 2020. Dr. Hillan will remain a member of the Board. In connection with Mr. Wise’s appointment to the Board, the Board also increased the size of the Board from nine directors to ten directors, effective January 1, 2018.

Mr. Wise, 47, has served as the Company’s President and Chief Operating Officer since February 2017 and served as the Company’s Chief Operating Officer from October 2015 to February 2017.  From 2002 to August 2015, Mr. Wise served in roles of increasing responsibility at Genentech, including serving as Vice President, Cross BioOncology; Senior Director, Franchise Head and Life Cycle Leader, Lytics; Sales Director, BioOncology, Avastin; Marketing Director, Immunology and Cystic Fibrosis; and Director, Interactive Marketing. Mr. Wise currently serves as a director of Calithera Biosciences, Inc., a publicly traded oncological pharmaceutical company.  Mr. Wise holds a B.A. from the University of California, Santa Barbara, and an M.B.A. from the University of California, Berkeley.

Dr. Hillan, 56, has served on the Board since October 2011.  Dr. Hillan served as the Company’s Chief Medical Officer from April 2011 until July 2014, served as the Company’s President from October 2011 to February 2017 and has served as the Company’s Chief Executive Officer since October 2011. Prior to joining Achaogen, from 1994 to April 2011, Dr. Hillan served at Genentech.  Dr. Hillan was responsible for numerous successful drug approvals and led the medical and scientific strategies for Genentech’s Immunology, Tissue Growth and Repair drug portfolio.  For Genentech, he served in a number of key leadership positions in research and development, including Senior Vice President Clinical Development, Inflammation, Vice President Immunology, Tissue Growth and Repair, Vice President Development Sciences and Vice President Research Operations and Pathology.  Dr. Hillan also previously served as Senior Vice President and head of Clinical Development and Product Development Strategy in Asia-Pacific for F. Hoffmann-La Roche AG in Shanghai, China.  Dr. Hillan served on the board of directors of Relypsa, Inc., a publicly traded biotechnology company, from June 2014 to September 2016 when it merged with Galenica AG.  Dr. Hillan holds an M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, U.K. Dr. Hillan is a Fellow of the Royal College of Surgeons, and a Fellow of the Royal College of Pathologists.  Dr. Hillan has authored dozens of scientific publications and is a named inventor on almost 50 issued patents.

In connection with Mr. Wise’s promotion, the Board also approved (i) an increase in Mr. Wise’s annual base salary to $548,600, effective January 1, 2018 and (ii) an increase in Mr. Wise’s discretionary annual bonus target to 55% of his base salary for the 2018 fiscal year, with the payment amount based upon performance as determined by the Board.

Additionally, the Board has approved the grant to Mr. Wise of an option to purchase 106,000 shares of the Company’s common stock effective January 1, 2018 with an exercise price equal to the closing price of the Company’s common stock on December 29, 2017 (the latest trading date preceding the effective date of the grant). One-forty-eighth of the shares subject to such option will vest on each monthly anniversary of the vesting commencement date, which will be January 1, 2018, subject to Mr. Wise continuing to provide services to the Company through each such vesting date. The option to be granted to Mr. Wise described above will be granted under the Company’s 2014 Equity Incentive Award Plan and will terminate 10 years from the effective date of grant.

In addition, effective January 1, 2018, the Board approved a change in control severance agreement to replace Mr. Wise’s existing change in control severance agreement, which provides that, in the event his employment is terminated by the Company other than for cause or he experiences a constructive termination, he will receive as severance 12 months of his base salary paid in a single cash lump sum, 12 months of COBRA reimbursement and accelerated vesting of equity awards with respect to the number of shares that would have vested during the 12 months following his termination date had his employment continued.  Further, in the event his employment is terminated other than for cause or he experiences a constructive termination, within the period commencing three months prior to a change in control and ending 12 months after a change in control, his severance will consist of 18 months of his base salary paid in a single cash lump sum, 100% of his target bonus paid in a single cash lump sum, assuming achievement of performance goals at 100% of target, 18 months of COBRA reimbursement and full vesting acceleration for equity awards he holds.

In addition, effective January 1, 2018, the Board approved a change in control severance agreement to replace Dr. Hillan’s existing change in control severance agreement, which provides that, in the event his employment is terminated by the Company other than for cause or he experiences a constructive termination, he will receive as severance 12 months of his base salary paid in a single cash lump sum, 12 months of COBRA reimbursement and accelerated vesting of equity awards with respect to the number of shares that would have vested during the 12 months following his termination date had his employment continued.  Further, in the event his employment is terminated other than for cause or he experiences a constructive termination, within the period commencing three months prior to a change in control and ending 12 months after a change in control, his severance will consist of 15 months of his base salary paid in a single cash lump sum, 100% of his target bonus paid in a single cash lump sum, assuming achievement of performance goals at 100% of target, 15 months of COBRA reimbursement and full vesting acceleration for equity awards he holds.

The information related to the investment in the Company by a trust controlled by Mr. Wise is hereby incorporated by reference to the “Certain Relationships and Related Party Transactions” section of the Company’s definitive proxy statement for the 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: December 11, 2017	By:	/s/ Gary Loeb
Gary Loeb
General Counsel